=======================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             PEGASUS AIR GROUP, INC.
                  ---------------------------------------------
                 (Name of Small Business Issuer in its Charter)


         NEVADA                        4522                    20-0575642
-----------------------       ----------------------     ---------------------
(State or jurisdiction of   (Primary Standard Industry     (I.R.S. Employer
     incorporation or       Classification Code Number)  Identification Number)
      organization)


                          2708 FAIRMOUNT ST., STE. 100
                                DALLAS, TX  75201
                                 (214) 979-0100
          ------------------------------------------------------------
          (Address and Telephone Number of Principal Executive offices)

                           STAG FINANCIAL GROUP, INC.
                        8910 N. DALE MABRY HWY., STE. 37
                                TAMPA, FL  33614
                                 (813) 932-6828
                               (813) 932-6830 FAX
            --------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)


Approximate date of commencement of proposed sale to the public: As soon as practical after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act please check the following box. [X]



                          CALCULATION  OF  REGISTRATION  FEE
-------------------------------------------------------------------------------
  Title of Each                       Proposed        Proposed
    Class of                           Maximum         Maximum       Amount of
Securities to be    Amount to be   Offering Price     Aggregate    Registration
   Registered        Registered      Per Share      Offering Price      Fee
-------------------------------------------------------------------------------
Units               1,000,000(1)(2)       $0.25        $250,000         $31.68

Common  stock,
$0.001  par  value,
underlying the
Units               1,000,000               -0-             -0-            -0-

Common  stock,
$0.001  par  value  3,208,000(1)(3)       $0.25        $802,000        $101.61

$0.50 warrants
to purchase shares
of common stock,
$0.001 par value,
underlying
the Units           1,000,000               -0-             -0-            -0-

Common stock,
$0.001 par value,
underlying $0.50
warrants            1,000,000             $0.50        $500,000         $63.35


$1.00 warrants
to purchase shares
of common stock,
$0.001 par value,
underlying
the Units           1,000,000               -0-             -0-            -0-

Common stock,
$0.001 par value,
underlying $1.00
warrants            1,000,000             $1.00      $1,000,000        $126.70


                                        2

-------------------------------------------------------------------------------
   Total                                                               $323.34


* A fee of $323.34 was paid in conjunction with the filing of Form SB-2 on September 8, 2004.

(1)     Estimated solely for the purpose of calculating the registration fee.

(2) The Registrant is offering up to 1,000,000 units with each unit comprised of one share of common stock, $0.001 par value, one warrant to purchase one share of common stock at $0.50 and one warrant to purchase one share of common stock at $1.00. The warrants shall expire on December 31, 2009.

(3) The Selling Security Holders are offering up to 3,208,000 shares at $0.25 per share until our common stock is quoted on the OTC Bulletin Board or other secondary trading marketplace. Thereafter, the Selling Security Holders may sell their shares of common stock at prevailing market prices or privately negotiated prices.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


PART I


Item No.  Required Item                      Location or Caption
      1.  Front of Registration
          Statement and Outside Front    Outside Front Cover Page of
          Cover of outside Prospectus    Prospectus

      2.  Inside Front and Outside       Inside Front and Outside
          Back Cover Pages of            Back Cover Pages of
          Prospectus                     Prospectus

      3.  Summary Information            Prospectus Summary;
          and Risk Factors               Risk Factors

      4.  Use of Proceeds                Use of Proceeds

      5.  Determination of Offering      Determination of Offering
          Price                          Price

      6.  Dilution                       Dilution

      7.  Selling Security Holders       Selling Security Holders

      8.  Plan of Distribution           Plan of Distribution

      9.  Legal Proceedings              Legal Proceedings

     10.  Directors, Executive
          Officers, Promoters and
          Control Persons                Management


                                        3

     11.  Security Ownership of
          Certain Beneficial Owners
          and Management                 Principal Stockholders

     12.  Description of Securities      Description of Securities

     13.  Interest of Named Experts
          and Counsel                    Legal Matters; Experts

     14.  Disclosure of Commission
          Position on Securities         Limitation of Liability and
          Indemnification                Indemnification Matters

     15.  Organization Within Last
          Five Years                     Certain Transactions

     16.  Description of Business        Business

     17.  Management's Discussion and    Management's Discussion and
          Analysis or Plan of            Analysis and Plan of
          Operation                      Operation

     18.  Description of Property        Business

     19.  Certain Relationships and
          Related Transactions           Certain Transactions

     20.  Market for Common Stock and    Market for Common Stock and
          Related Stockholder Matters    Related Stockholder Matters

     21.  Executive Compensation         Executive Compensation

     22.  Financial Statements           Financial Statements

     23.  Changes in and                 Changes in and
          Disagreements with             Disagreements with
          Accountants on Accounting      Accountants on Accounting
          and Financial Disclosure       and Financial Disclosure

     24.  Indemnification of             Indemnification of
          Directors and Officers         Directors and Officers

     25.  Other Expenses of Issuance     Other Expenses of Issuance
          and Distribution               and Distribution

     26.  Recent Sales of                Recent Sales of
          Unregistered Securities        Unregistered Securities

     27.  Exhibits                       Exhibits

     28.  Undertakings                   Undertakings


                                   PROSPECTUS

                  Subject To Completion Dated ___________, 2004

                             PEGASUS AIR GROUP, INC.

                               [Pegasus Air Logo]

                       1,000,000 units offered by Pegasus

       3,208,000 shares of common stock, $0.001 par value, offered by the selling security holders

     This prospectus relates to our sale of up to 1,000,000 units by Pegasus Air Group, Inc. ("Pegasus") priced at $0.25 per unit. Each unit is comprised of one share of Pegasus's common stock, $0.001 par value ("common stock"), one warrant to purchase a share of our common stock at a price of $0.50, and one warrant to purchase a share of our common stock at a price of $1.00. The warrants shall expire on December 31, 2009.

     In addition to the units being offered by Pegasus, the Selling Security Holders identified in this prospectus are offering for sale up to 3,208,000 shares of our common stock at a price of $0.25 per share until our common stock is quoted on the OTC Bulletin Board or other secondary trading marketplace. Thereafter, the Selling Security Holders may sell their shares of common stock at prevailing market prices or privately negotiated prices. The Selling Security Holders are identified under the heading "Selling Security Holders" later in this prospectus. We will not receive any proceeds from the sales of our common stock by these Selling Security Holders.

     No market for our common stock currently exists. We intend to apply for a listing on the OTC Bulletin Board. We do not anticipate applying for a listing on a national securities exchange, including Nasdaq, anytime in the foreseeable future.

     This offering is being conducted on a "best efforts" basis with no minimum purchase requirements by investors. This offering shall conclude ninety (90) days after the date of this prospectus, unless extended by Pegasus. Pegasus's management may extend the offering period up to an additional ninety (90) days.

     Investing in our common stock involves a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. See "Risk Factors" beginning on page 5 to read about factors you should consider before buying our common stock.

                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed. Neither the Selling Security Holders nor we may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS
                                             PAGE
                                             ----

Prospectus Summary                              6
Summary Financial Data                          7

RISK FACTORS                                    8

Forward Looking-Statements                     11
Use of Proceeds                                12
Determination of Offering Price                12
Dilution                                       12
Capitalization                                 14
Management's Discussion and
  Analysis of Financial
  Condition and Results of
  Operations                                   14
Selling Stockholders                           18
Plan of Distribution                           20
Business                                       23
Management                                     32
Executive Compensation                         36
Principal Stockholders                         38
Certain Transactions                           40
Dividend Policy                                42
Shares Eligible For Future Sale                42
Description of Securities                      43
Legal Matters                                  45
Experts                                        45
Additional Information                         46
Index to Financial Statements                 F-1


     Until ninety (90) days after the date of this prospectus, unless otherwise extended by Pegasus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                               PROSPECTUS SUMMARY

     The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements and accompanying notes appearing elsewhere in this prospectus.

                                  The Company

Overview

     We are a holding company involved in the operation of aircraft charter and management, aircraft maintenance and servicing, and aircraft acquisitions and sales. We were incorporated in the state of Nevada on December 19, 2003, and are currently a development stage company.

Net Loss and Going Concern

     We have yet to commence operations and have not generated any revenue to date. For the period ended December 31, 2003 (audited) we had a net loss of ($29,731) and for the six-months ended June 30, 2004 (unaudited) we had a net loss of ($5,700). Since our inception our aggregate net loss is ($35,431).

     Additionally, our independent auditors have issued a going concern opinion relating to our business. The auditor's opinion to our financial statements indicates that it was prepared on the assumption that we continue as a going concern (see "Independent Auditors' Report" on page F-2).

Our Business Strategy

     Our objective is to build an aircraft charter and management business focusing on three key industry niches:

- Charter and Aircraft Management. Pegasus intends to charter flights for clients who wish to avoid the hassles of commercial air travel and opt for the luxury and convenience of private jet travel. Pegasus intends to arrange for the proper aircraft and flight crew to accommodate the client's budget and special air travel requirements thereby offering the client the best private jet experience possible. Part of these services shall include making sure the client's pre- and post-flight travel experiences are of the same quality and caliber as the flight itself. This includes assuring the client's ground transportation and hotel arrangements are complete and acceptable to the most discriminating standards. Pegasus also intends to offer aircraft management services to clients who wish to maximize the return on their private jet investment while the jet is not in use by the owner. By utilizing such services the client will be able to maximize the downtime of their investment and eliminate the hassle of retaining qualified flight crews, overseeing routine maintenance, etc.;

- Aircraft Maintenance and Servicing. As its business grows Pegasus intends to acquire hanger and office space in Dallas, Los Angeles, Miami, New York, Chicago and Washington, D.C. where it will be able to provide aircraft maintenance, fuel and other services such as flight plan filing. By owning strategic fixed based operations, Pegasus will be able to minimize the direct costs to its own flight operations while offering a secondary source of revenue from other charter operators; and

- Aircraft Acquisitions and Sales. Pegasus intends to act as a broker in the aircraft industry for clients wishing to purchase or sell an aircraft. Pegasus believes that initially targeting the Dallas marketplace - a significant air hub for the entire United States - it will provided with a significant number of opportunities to broker aircraft.

Lack of Ongoing Operations

     We presently do not have any ongoing operations. Furthermore, we cannot commence the operations outlined in our plan of operation until we obtain a Federal Aviation Administration (FAA) Part 135 certification. We will not be able to obtain our Part 135 certification until we successfully complete this offering or receive adequate funding from other outside sources. Therefore, it is quite possible that we may never be able to commence the operations outlined in our plan of operation.

     Within ninety (90) days, unless otherwise extended by management up to an additional ninety (90) days, from the date of this prospectus we intend to have successfully completed this offering and received adequate funding to begin the FAA Part 135 certification application process. We expect this process to take approximately three months to complete. However, we can give no assurances that the FAA will ever approve our application or that once the application is approved that we will be successful at generating revenue from our planned flight operations.

Additional Risks Associated with our Business

     Pegasus is a development stage company with no ongoing operations. We presently do not have the funding to commence the operations outlined above and detailed later in this prospectus (see "Plan of Operation").

     There are many risks associated with a newly formed business such as ours, including the fact that we will be competing for a limited, albeit growing, number of elite and corporate travelers. Most of our competitors have established operating histories and better financial resources which give them the edge in attracting new clientele for aircraft charters or aircraft management services. Additionally, in the area of aircraft sales and brokering we will be competing to attract prospective buyers and sellers of aircraft from more established competitors. We can give no assurances that even if we receive adequate funding and receive our FAA Part 135 certification that we will be able to successfully compete and attract a sufficient number of clients to ever generate a profit.


                                  THE OFFERING

     Pegasus is offering 1,000,000 units in this offering. Each unit is comprised of one share of common stock, $0.001 par value; one stock purchase warrant to purchase one share of common stock at a price of $0.50; and one stock purchase warrant to purchase one share of common stock at a price of $1.00. The following table illustrates how this offering could increase the total number of shares issued and outstanding through the sale of the units and their underlying components:



Common stock issued and outstanding prior to
   the offering                                     27,000,000 shares

Common stock offered by Pegasus as a component
   of the units being offered                        1,000,000 shares

Common stock offered by Selling Security
   Holders                                           3,208,000 shares

Common stock offered by Pegasus underlying
   the $0.50 warrants issued as a component of
   the units                                         1,000,000 shares

Common stock offered by Pegasus underlying
   the $1.00 warrants issued as a component of
   the units                                         1,000,000 shares

Common stock to be issued and outstanding after
   the offering, assuming all units are sold        30,000,000 shares


                                        8


Use of Proceeds                                     If all of the units are sold we
                                                    will receive gross proceeds of
                                                    $250,000.  If all of the warrants
                                                    issued as components to the units
                                                    being offered are exercised we will
                                                    receive up to an additional
                                                    $1,500,000 in offering proceeds.
                                                    We intend to use the net proceeds,
                                                    if any, primarily to commence business
                                                    operations and for general working
                                                    capital.  See "Use of Proceeds" for
                                                    additional information.



                             SUMMARY FINANCIAL DATA

                                    From 12/19/03 (inception)
                                       Through 12/31/03
Statement of Operations                    (audited)
-----------------------           ----------------------------
Net sales                               $              -0-

Net (loss)                                        (29,731)
Earnings (loss) per share                             NIL

Balance Sheet
-------------
Total assets                            $              -0-

Total liabilities                                  (2,500)
Shareholders' equity                    $          (2,500)



                                  RISK FACTORS

     The securities we are offering through this prospectus are highly speculative by nature and involve an extremely high degree of risk and should be purchased only by persons who can afford to lose their entire investment. We also caution prospective investors that the following factors, among others, could cause our actual future operating results to differ materially from those expressed in any forward-looking statements, oral or written, made by or on behalf of us.


WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY FOR YOU TO EVALUATE OUR BUSINESS.

     Our business was incorporated in the State of Nevada on December 19, 2003, and as a result is only in the very early stages of development. Because we have no operating history, it is difficult to evaluate our business and future prospects. An investor should also consider the uncertainties and difficulties frequently encountered by companies, such as ours, in their early stages of development. Our revenue and income potential is unproven and our business model is still emerging. If our business model does not prove to be profitable, investors may lose all of their investment.


WE HAVE INCURRED OPERATING LOSSES SINCE THE INCEPTION OF OUR BUSINESS, AND ANTICIPATE CONTINUED LOSSES FOR THE FORESEEABLE FUTURE.

     As of June 30, 2004, we had no revenues and an accumulated deficit of ($35,431). We have not achieved profitability and expect to continue to incur net losses throughout fiscal 2004 and subsequent fiscal periods. We expect to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur. Even if we do achieve profitability, we may be unable to sustain or increase profitability on an ongoing basis.

     Furthermore, we anticipate we will need to raise a minimum of $150,000 either through the sale of the units being offered and/or through other outside sources over the course of the next 12 months just to remain a public company and achieve a minimal level of operations. Failure to raise the necessary funds or refusal by Management to continue funding our minimum financial requirements would result in you losing your entire investment.


WE ARE DEPENDENT UPON OUR MANAGEMENT TEAM TO FUND OUR ONGOING OPERATIONS, AND CANNOT BE CERTAIN THAT FUTURE FINANCING WILL BE AVAILABLE TO US ON ACCEPTABLE TERMS WHEN WE NEED IT.

     We currently do not have enough working capital to satisfy our capital needs. We are currently dependent upon our management team to fund our ongoing operations. Additionally, we can give no assurances that we will be able to sell any portion of this offering or that management will continue to fund our ongoing operations. This, along with the possibility of other factors and circumstances we cannot predict, may require us to seek additional financing faster than anticipated. We can give no assurances that such financing would be on acceptable terms, if available at all.


WE MAY NEVER HAVE ADEQUATE FUND TO COMMENCE OPERATIONS OR COVER THE COSTS ASSOCIATED WITH THIS OFFERING.

     We cannot make any assurances that we will be able to sell any of the units being sold through this offering. Nor can we make any assurances that in the event we cannot sell the units being offered that we will be able to obtain adequate funding from other outside sources. As such, we may never be able to commence operations or be able to cover the costs associated with this offering and you could lose your entire investment.


WE WILL PROBABLY NEED TO RAISE ADDITIONAL FUNDS PRIOR TO OBTAINING OUR FIRST LIGHT JET.

     It is very likely that we will need to raise additional funds prior to acquiring our first light jet. We anticipate we will need approximately $1 million in additional funding, assuming we are able to sell all of the units being offered, prior to acquiring our first light jet. While it is likely that this funding would come from the exercise of warrants (assuming we are able to sell a portion of the units being offered), the private sale of equity securities, or debt funding, we can give no assurances that such funding will be available on acceptable terms, if available at all.


OUR OFFICERS AND DIRECTORS WILL ONLY DEVOTE A LIMITED AMOUNT OF TIME TO PEGASUS AIR GROUP. THEIR DIVIDED INTERESTS MAY HINDER PEGASUS'S ABILITY TO GENERATE REVENUE. YOU MAY LOSE YOUR ENTIRE INVESTMENT.

     The officers and directors of Pegasus have other business interests to which they devote time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve as directors. The officers and directors will devote approximately 20% of their time, or between five to ten hours a week, to the business of Pegasus. As a result Pegasus will not receive the undivided attention of its officers and directors that competitors to Pegasus receive from their respective officers and directors. This could result in missed business opportunities and worse-than-expected operating results.


MANAGEMENT'S INEXPERIENCE MAY LIMIT OUR ABILITY TO GENERATE REVENUES. WE MAY NEVER ACHIEVE SUCCESSFUL OPERATIONS.

     Management has never operated in the aircraft charter industry. This lack of experience may result in Pegasus needing to employ outside experts that have such experience. The additional cost could result in a net operating loss and, ultimately, could result in Pegasus's failure.


AIRCRAFT ACCIDENTS OR INCIDENTS MAY DECREASE OUR ABILITY TO BROKER CHARTERS. WE MAY NOT GENERATE SUFFICIENT REVENUE TO COMMENCE OPERATIONS.

     Aircraft accidents/incidents, especially private jet accidents, could result in customers avoiding the use of private jets, which in turn could cause a significant negative impact on Pegasus's revenues, if any are ever generated.


THE CONTINUED THREAT OF TERRORIST ACTIONS MAY RESULT IN LESS DEMAND FOR CHARTER FLIGHTS. OUR REVENUE MAY BE ADVERSELY AFFECTED AND WE MAY NEVER ACHIEVE SUCCESSFUL OPERATIONS.

     Terrorist actions involving public and private aircraft may have a significant impact on Pegasus. The result of these actions could be that individuals and corporations stop using charter aircraft. In this event, Pegasus would be unable to continue operations.


WE COULD BE ADVERSELY AFFECTED BY INCREASES IN FUEL PRICES.

     Our planned aircraft chartering operations could be significantly affected by the availability and price of jet fuel once we initiate flight operations. A significant increase in jet fuel prices would most likely have a material impact on our profitability unless we are able to pass on such costs to our customers. Due to the competitive nature of the industry, our ability to pass on increased fuel prices by increasing charter rates is uncertain. Likewise, any potential benefit of lower fuel prices may be offset by increased competition and lower revenues by aircraft charter businesses in general.

     While we do not currently anticipate a significant reduction in fuel availability, dependency on foreign imports of crude oil and the possibility of changes in government policy on jet fuel production, transportation and marketing make it impossible to predict the future availability of jet fuel. If there are new outbreaks of hostilities or other conflicts in oil producing areas or elsewhere, there could be reductions in the availability of jet fuel or significant increases in its cost our business, as well as that of the entire travel industry, would be adversely affected.

THE AIRLINE INDUSTRY IS FIERCELY COMPETITIVE.

     We compete with national airlines, regional airlines, other charter carriers, fractional jet ownership operators, and particularly on shorter routes, ground transportation. Most of our competitors have been in business far longer than we have and have significantly greater financial stability and access to capital markets. There is no assurance will be able to successfully compete in this industry.


OUR BUSINESS IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION.

     Aircraft operators, including charter carriers, are subject to extensive regulatory requirements that result in significant costs. For example, the Federal Aviation Administration (FAA) from time to time issues directives and other regulations relating to the maintenance and operation of aircraft, and compliance with those requirements drives significant expenditures. These requirements cover, among other things, modifications to existing aircraft components, as well as maintenance issues. We expect to continue incurring expenses to comply with these requirements and other FAA regulations.

     Additional laws, regulations, taxes and airport rates and charges have been proposed from time to time that could significantly increase the cost of our operations or reduce overall revenues. We cannot provide assurances that laws or regulations enacted in the future will not adversely affect our revenues and future profitability.


WE DO NOT HAVE A MARKET IN OUR SECURITIES. IF OUR COMMON STOCK HAS NO ACTIVE TRADING MARKET YOU MAY NOT BE ABLE TO SELL YOUR SHARES OF COMMON STOCK AT ALL.

     We do not have a public market for our common shares. While we intend to have our common stock listed on the OTC Bulletin Board, we cannot give any assurances that our common stock will ever be approved for trading by the National Association of Securities Dealers (NASD). Also, we cannot give any assurances that if it is approved for listing on the OTC Bulletin Board, or other similar secondary marketplace, that a public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.


THE NUMBER OF SHARES ELIGIBLE FOR FUTURE SALE COULD DEPRESS THE MARKET FOR OUR COMMON STOCK, SHOULD ONE EVER DEVELOP.

     The timing and amount of sales of shares covered by this registration statement could have a depressive effect on the market price of our common stock, should a market ever develop. Furthermore, in the event a market does develop for our common shares, the possibility that a substantial number of other shares of our common stock may become tradable in the public market may also adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through the sale of equity securities. Apart from the shares covered by this registration statement, the following issued and outstanding shares of our common stock will be eligible for sale in the public market, should such a market ever develop, at the following times, subject to certain volume and other restrictions under Rule 144 of the Securities Act:

-     -0- shares are presently free-trading;

-     20,592,000 shares become eligible for resale on December 20, 2004;

- 2,500,000 shares held by our affiliate Stag Financial Group, Inc. become eligible for Rule 144 provisional resale on December 20, 2004; and

- 700,000 shares become eligible for resale on December 20, 2005 (unless the current members of our Board of Directors, who currently own these restricted shares, decide to step down, then some or all of these shares could become eligible for resale as early as December 20, 2004).

     While we cannot predict the effect, if any, that sales of these shares or the availability of these shares for sale will have on the market prices then prevailing, if a market ever develops for our common stock, it is possible that any such sales could have a severe and depressing effect on our then prevailing market prices, which could cause investors to lose some, if not all, of their investment while inhibiting our ability to raise capital through the equity marketplace.


WE HAVE ANTI-TAKEOVER PROVISIONS WHICH MAY MAKE IT DIFFICULT TO REPLACE OR REMOVE OUR CURRENT MANAGEMENT.

     Our Articles of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors. Our Board of Directors may, without requiring shareholder approval, issue shares of preferred stock with dividends, liquidation, conversion, voting or other rights which could supercede and/or adversely affect the voting power and/or other rights of the holders of our common stock. The ability of our Board of Directors to issue preferred stock may prevent any shareholder attempt to replace or remove current management and/or could make it extremely difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders.


OUR INDEPENDENT AUDITOR'S OPINION CONTAINS A "GOING CONCERN" QUALIFICATION.

     The auditor's opinion to our financial statements indicates that it was prepared on the assumption that we continue as a going concern. See "Independent Auditors' Report" on page F-2. The auditor notes that we remain a development stage company and that we are dependent upon our management and our ability to meet future financing requirements which are paramount to the success of our future operations. We believe we are taking the steps necessary towards implementing our business plan and are working towards generating sufficient financing and revenues that will lead to the elimination of such qualification from our audited statements. However, there can be no assurance that we will ever achieve profitability or that a stream of revenue can be generated or sustained in the future.


WE MAY NOT BE ABLE TO ABSORB THE EXPENSE OF BEING A PUBLIC COMPANY.

     There are a number of expenses involved with being a public company, including the cost of annual financial audits, legal fees and maintaining current filings with the Securities and Exchange Commission. We estimate these expenses aggregate up to $100,000 per fiscal year for a company of our size. At the present time Management is absorbing these expenses. However, we can give no assurances that Management will continue to absorb these expenses or that we will be able to raise sufficient funds from outside sources to absorb these expenses. As such, should we fail to maintain our status as public company, you may never be able to liquidate any portion of your investment or, ultimately, you could lose your entire investment.


OUR COMMON STOCK IS SUBJECT TO THE PENNY STOCK RULES.

     Because there is no current market established for our common stock, we are subject to the penny stock rules. The SEC has adopted a set of rules called the penny stock rules that regulate broker-dealer securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information regarding transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer to deliver to the customer a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with other information. The penny stock rules require that prior to a transaction in a penny stock, the broker-dealer must determine in writing that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may reduce the level of trading activity in the secondary market for a stock that is subject to the penny stock rules. If a market ever does develop for our common stock, and it should remain subject to the penny stock rules, investors in our common stock may find it more difficult to sell their common stock.


THE SELLING SECURITY HOLDERS MAY HAVE LIABILITY BECAUSE OF THEIR STATUS AS UNDERWRITERS. THEY MAY SUE US IF THERE ARE ANY OMISSIONS OR MISSTATEMENTS IN THE REGISTRATION STATEMENT THAT SUBJECT THEM TO CIVIL LIABILITY.

     Under the Securities Act of 1933, the Selling Security Holders will be considered underwriters of the offering. The Selling Security Holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by Selling Security Holders if omissions or misstatements result in civil liability for them.


FORWARD-LOOKING STATEMENTS.

     This prospectus and registration statement contains certain forward-looking statements based on our current expectations, assumptions, estimates and projections about our business and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including the risk factors set forth in this prospectus. You should not place undue reliance on the forward-looking statements in this prospectus and registration statement, which speak only as to the date the statement is made. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, financial condition or operating results. In such case, the trading price of our common stock, if a market should ever develop, could decline and you may lose part or all of your investment. The cautionary statements made in this prospectus and registration statement should be read as being applicable to all forward-looking statements wherever they appear in this prospectus and registration statement.

                                 USE OF PROCEEDS

     This prospectus relates to the sale of up to 1,000,000 units priced at $0.25 a unit. In the event that all of the units are sold, Pegasus will receive proceeds of $250,000. We are not including any "what ifs" as to the use of any future potential proceeds, if any, of the unit's underlying stock purchase warrants being exercised because of we cannot be assured that even if this offering is a success that any of the unit's underlying warrants will ever be exercised and, if they are exercised, the timing or amounts of such exercises in relation to the execution of our business plan. Because the offering is being conducted by Pegasus's officers and directors there will be no underwriting fees or commissions paid.

     For illustrative purposes only we have set forth below our intended use of proceeds for a range of net proceeds from the offering. The figures in the table are estimates only and may be changed due to various factors, including the timing of the receipt of the proceeds:


Proceeds from the
  offering                    $62,500     $125,000     $187,500     $250,000

Estimated cost of
  obtaining our FAA 135
  Certificate                  10,000       10,000       10,000       10,000
Marketing and website          15,000       20,000       25,000       25,000
Salaries                       25,000       40,000       50,000       65,000
Working capital                12,500       55,000      102,500      150,000
                              ========     ========     ========     ========
                              $62,500     $125,000     $187,500     $250,000


     We will not receive any proceeds from the sale of up to 3,208,000 shares of our common stock being offered by the selling security holders.


                         DETERMINATION OF OFFERING PRICE

     There is no public market for our common stock. Therefore, the offering price for the units, including their underlying components comprised of shares of our common stock and stock purchase warrants, being registered in this registration statement on behalf of our selling security holders was arbitrarily set at $0.25 a share by our Board of Directors. Their decision bears no price relationship to assets, book value, earnings or other criteria of value.

     Among the factors considered by the Board of Directors in establishing the $0.25 offering price for the units were looking at various initial offering prices by other early stage ventures listing on the OTC Bulletin Board, internal Board discussions, and discussions with outside consultants. Furthermore, the Board determined that the exercise prices for the underlying warrants of $0.50 and $1.00, respectively, should be consecutively higher than the unit offering price because it is likely that anyone purchasing the units will only be interested in making additional investments in Pegasus if the underlying business is growing and Management is successfully executing the stated business plan.


                                    DILUTION

     As of June 30, 2004, we had 27,000,000 shares of common stock issued and outstanding and a net tangible book value per share of approximately $-0-. Our common stock had a net tangible book value per share of approximately $-0- as of December 31, 2003 (audited), based on 27,000,000 shares then issued and outstanding. Net tangible book value is the aggregate amount of our tangible assets less our total liabilities. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock issued and outstanding.

     After giving effect to the sale of the 1,000,000 units and their underlying components being registered in this registration statement, we would have a total of 28,000,000 shares of common stock issued and outstanding and a net tangible book value per share of $0.009 per share to existing shareholders and an immediate dilution of $0.241, or 96.4%, of the purchase price per share to new shareholders. Dilution is determined by subtracting net tangible book value per share from the amount paid per share by the new shareholders. The following table illustrates the per share dilution:


Percentage of units sold       25%          50%          75%          100%

Offering price per unit     $0.25        $0.25        $0.25         $0.25
Net tangible book value
  per share prior to
  sales of any units        $0.00        $0.00        $0.00         $0.00
Increase attributable
  to new investors          $0.002       $0.005       $0.007        $0.009
New tangible book value
  per share after all
  units are sold            $0.002       $0.005       $0.007        $0.009
Dilution per share to
  new shareholders          $0.248       $0.245       $0.243        $0.241
                           ========     ========     ========      ========
Percentage of dilution
  to new shareholders       99.2%        98.0%        97.2%         96.4%
                           ========     ========     ========      ========
Shares outstanding       27,250,000   27,500,000   27,750,000    28,000,000
                         ==========   ==========   ==========    ==========


     After giving effect to the sale of the 1,000,000 units being registered in this registration statement and assuming these new shareholders exercised all of their $0.50 warrants, we would have a total of 29,000,000 shares of common stock issued and outstanding and a net tangible book value per share of $0.026 per share to existing shareholders and an immediate dilution of $0.474, or 94.8%, of the exercise price per share to new shareholders. The following table illustrates the per share dilution:

Percentage of units sold       25%          50%          75%          100%

Warrant exercise price      $0.50        $0.50        $0.50         $0.50
Net tangible book value
  per share prior to
  warrant exercises         $0.002       $0.005       $0.007        $0.009
Increase attributable
  to new investors          $0.005       $0.009       $0.013        $0.017
New tangible book value
  per share after all
  warrants are
  exercised                 $0.007       $0.014       $0.02         $0.026
Dilution per share to
  new shareholders          $0.493       $0.486       $0.48         $0.474
                           ========     ========     ========      ========
Percentage of dilution
  to new shareholders       98.6%        97.2%        96.0%         94.8%
                           ========     ========     ========      ========
  Shares outstanding     27,500,000   28,000,000   28,500,000    29,000,000
                         ==========   ==========   ==========    ==========


     After giving effect to the sale of the 1,000,000 units being registered in this registration statement and assuming these new shareholders had already exercised all of their $0.50 warrants and chose to exercise all of their $1.00 warrants, we would have a total of 30,000,000 shares of common stock issued and outstanding and a net tangible book value per share of $0.058 per share to existing shareholders and an immediate dilution of $0.942, or 94.2%, of the exercise price per share to new shareholders. The following table illustrates the per share dilution:

Percentage of units sold       25%          50%          75%          100%

Warrant exercise price      $1.00        $1.00        $1.00         $1.00
Net tangible book value
  per share prior to
  warrant exercises         $0.007       $0.014       $0.02         $0.026
Increase attributable
  to new investors          $0.009       $0.017       $0.025        $0.032
New tangible book value
  per share after all
  warrants are
  exercised                 $0.016       $0.031       $0.045        $0.058
Dilution per share to
  new shareholders          $0.984       $0.969       $0.955        $0.942
                           ========     ========     ========      ========
Percentage of dilution
  to new shareholders       98.4%        96.9%        95.5%         94.2%
                           ========     ========     ========      ========
  Shares outstanding     27,750,000   28,500,000   29,250,000    30,000,000
                         ==========   ==========   ==========    ==========

     The following table is a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by existing stockholders and by new investors.

                                                                         Average
                                                                           Share
                             Shares Purchased      Total Consideration     Price
                             ----------------      -------------------    ------
                            Number     Percent     Dollars     Percent
                            ------     -------     -------     -------

  Existing Stockholders     27,000,000    96.4%     $27,000       9.7%    $0.001

          New Investors      1,000,000     3.6%    $250,000      90.3%    $0.25
          -------------     ----------   -------   --------     ------    ------
                            28,000,000   100.0%    $277,000     100.0%    $0.01
                  Total     ==========   ======    ========     ======    ======

     Assuming all of the units being offered are sold and all of the underlying $0.50 warrants are exercised, the following table is a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by existing stockholders and by new investors.


                                                                         Average
                                                                           Share
                             Shares Purchased      Total Consideration     Price
                             ----------------      -------------------    ------
                            Number     Percent     Dollars     Percent
                            ------     -------     -------     -------

  Existing Stockholders     27,000,000    93.1%     $27,000       3.5%    $0.001

          New Investors      2,000,000     6.9%    $750,000      96.5%    $0.38
          -------------     ----------   -------   --------     ------    ------
                            29,000,000   100.0%    $277,000     100.0%    $0.03
                  Total     ==========   ======    ========     ======    ======

     Assuming all of the units being offered are sold and all of the underlying $0.50 warrants and $1.00 warrants are exercised, the following table is a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by existing stockholders and by new investors.

                                                                         Average
                                                                           Share
                             Shares Purchased      Total Consideration     Price
                             ----------------      -------------------    ------
                            Number     Percent     Dollars     Percent
                            ------     -------     -------     -------

  Existing Stockholders     27,000,000    90.0%     $27,000       1.5%    $0.001

          New Investors      3,000,000    10.0%  $1,750,000      98.5%    $0.58
          -------------     ----------   ------- ----------     ------    ------
                            30,000,000   100.0%  $1,777,000     100.0%    $0.06
                  Total     ==========   ======  ==========     ======    ======

                                 CAPITALIZATION

     The following table sets forth as of December 31, 2003 our actual capitalization (audited):



                                                       Amount Outstanding
                                                       ------------------

Short-term debt                                                 ($2,500)

Long-term debt                                                      -0-

Stockholders' equity (1)
  Common stock,
    $0.001 par value;
    50,000,000 shares authorized;
    27,000,000 issued and
      outstanding                                                27,000
  Preferred  stock
    $0.001  par  value;
    10,000,000  shares  authorized;
    -0-  shares  issued  and  outstanding                           -0-

  Additional paid in capital                                        231
  (Accumulated deficit)                                         (29,731)
------------------------------------                          ----------
Total stockholders' equity                                      ($2,500)


1. For detailed information regarding the terms and conditions of our common stock, preferred stock, and warrants see "Description of Securities" and "Shares Eligible for Future Sale."



           MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

     You should read the following discussion and analysis of our financial condition and results of operations together with "Selected Financial Data" and our financial statements and related notes appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" and elsewhere in this prospectus.

Overview

     We are a holding company involved in the operation of aircraft charter and management, aircraft maintenance and servicing, and aircraft acquisitions and sales. Since our inception on December 19, 2003, we have operated as a development stage company.

Results of Operations

     For the ease of reference, we refer to the period of December 19, 2003 (inception) through December 31, 2003 as fiscal 2003. Our current fiscal year, also referenced as fiscal 2004, ends on December 31, 2004. Subsequently, our next fiscal year, also referenced as fiscal 2005, ends on December 31, 2005.

Fiscal 2003

     Revenues

     We did not generate any revenue during fiscal 2003. Furthermore, we do not anticipate generating any material revenue until fiscal 2005.

     Expenses

     Operating Expenses. Our operating expenses consisted primarily of personnel expenses, consulting fees and director fees, and totaled $29,731 for fiscal 2003. All of these operating expenses were paid for through the issuance of our common stock.

     Net Loss

     We experienced a net loss of ($29,731), or NIL per share, for fiscal 2003. This loss was attributed to our incorporation and establishment costs as well as our initial operating expenses.


Six-Months Ended June 30, 2004

     Revenues

     We did not generate any revenue during the six-months ended June 30, 2004. Furthermore, we do not anticipate generating any material revenue until fiscal 2005.

     Expenses

     Operating Expenses. Our operating expenses consisted primarily of personnel expenses and totaled $5,700 for the six-months ended June 30, 2004. All of these operating expenses were donated by our officers and accounted for as additional paid-in capital.

     Net Loss

     We experienced a net loss of ($5,700), or NIL per share, for the six-months ended June 30, 2004. This loss was attributed to personnel expenses.

Liquidity and Capital Resources

     Since our inception on December 19, 2003, we have financed our operating activities through private offerings of our equity securities and the personal contributions of our executive officers. Net cash used in operating activities for fiscal 2003 was $-0-.

     As of June 30, 2004, we had no cash or cash equivalents.

     As of June 30, 2004, we had no financial obligations or commitments outstanding. Furthermore, we do not anticipate taking on any material financial obligations or commitments for the remainder of fiscal 2004. We also expect to experience continued net losses for the remainder of fiscal 2004 and possibly for a portion of fiscal 2005.

Plan of Operation

General Overview

     We are in the process of registering a unit offering of our securities, including our common stock and warrants to purchase additional shares of our common stock, with the Securities and Exchange Commission. Upon the successful completion of this offering, coupled with any additional funding or donated services from our officers, directors and affiliates, we intend to commence operations.

     During the first three months of commencing operations we intend to focus on preparing the required Standard Operating Procedures (SOPs) manuals and obtaining a Federal Aviation Administration (FAA) Part 135 Certificate.

     Because our business is highly regulated by the FAA it is a requirement that we obtain FAA 135 certification prior to commencing any type of flight operations. The FAA grants 135 certification after reviewing a charter operator's SOPs and other assorted operating documentation to make sure our planned flight operations adhere to FAA rules and regulations. The SOPs required for 135 certification are quite detailed in nature. Thus, we intend to retain an outside consultant who has worked with the FAA previously to expedite this process as much as possible because without the certification we will not be able to execute our business plan. We estimate it will cost us up to $10,000 for completing this objective and obtaining the necessary charter certification.

     Concurrently with obtaining our FAA 135 certification, we shall retain a web design specialist to create a corporate website that will act as an advertising medium for our business as well as provide our clients with the ability to view listings of aircraft that we may have access to that are available for charter and/or sale. A significant portion of our website shall contain a database of aircraft available for charter and sale throughout the United States. We project that it will cost us approximately $5,000 to construct our website and database.

     One of the key points we intend to develop into our website is the ability to identify "dead head" flight legs on previously chartered aircraft. In aircraft charters, as well as in other segments of the transportation industry, oftentimes a client only requires a quick flight from one point to another without needing to return to the point of origin. The cornerstone of the charter industry is to provide the client with this fast and direct mode of transportation but it leaves the problem of getting the plane back to the point of origin. In such an instance the plane returns to the point of origin without a paying client onboard which means no revenue is generated. Hence, the term "dead head". The original charter should have generated enough revenue to make a profit for the charter itself. However, if a different client could be enticed with a below market charter price to fly on the dead head leg, then the charter would be that much more profitable to the operator. Thus, by identifying dead head flight legs we should be able to offer our clients discounted one-way aircraft charters on those dead head legs. Pegasus anticipates generating a 5% commission for brokering third-party aircraft charters through its website.

     Once our FAA 135 certification and website/database is in place we intend to begin proactively advertising our business. Over the nine-month period after our FAA 135 certification is approved and our website/database is operational we intend to spend between $10,000 and $20,000 on marketing and advertising our business. The exact amount will depend on how much we are able to raise through this offering.

     Our marketing efforts will be aimed at (i) bringing Internet traffic to our website/database ($500), (ii) purchasing an advertisement in the local yellow pages ($2,000), (iii) conduct a direct mailing to targeted individuals and corporations in the Dallas/Ft. Worth Metroplex ($7,500), and, if the budget allows for it, (iv) retain a sales representative to telemarket our charter services to corporate travel agents ($3,500/month).

     After we have successfully started to develop a client base for brokered aircraft charters and the purchase and sale of used aircraft, we intend to focus on developing flight operations using our own aircraft.

     Starting in our second year of operation we intend to lease one to three light jets for charter operations. Light jets such as the Lear 35A or Citation III are the most economical choice for short to mid-range trips. They have an average cruising speed of approximately 500 mph and an average non-stop range of about 1,500 - 2,000 miles. One of the benefits to charter clients using light jets is not only are they economical as far as aircraft charters are concerned, they do not require a large airfield to land or takeoff from, which allows for them to operate out of remote airfields not accessible by larger private jets and larger commercial aircraft.

     In all likelihood we will need to raise additional funds prior to obtaining our first light jet. We estimate it will cost us between $20,000 - 30,000 a month to least just one light jet in addition to retaining flight crews, fuel, maintenance and other operating expenditures. As such, we anticipate seeking up to $1 million in additional funding, either debt and/or equity, after our first year of operations.

     Upon obtaining our first light jet Pegasus intends to lease hanger space at Dallas Love Field. This hanger space shall become Pegasus's primary Fixed Base Operation (FBO) for flight operations, maintenance, fuel, flight plan filing, etc. As its business grows and develops, Pegasus's projects opening additional FBOs in major metropolitan areas, including Los Angeles, Miami, New York, Chicago and Washington, D.C.

     These FBOs will not only provide a "home" for Pegasus's internal flight operations thereby allowing us to minimize the direct costs to our own flight operations, it will offer us a secondary source of revenue from other charter operators who wish to use our facilities and maintenance services for their own aircraft.

Future Operations

     Because we remain a start-up development company with limited capital resources we are relying on our executive officers and directors to either advance us funds or to accrue expenses until such time we can obtain outside investment capital. Any cash funds advanced to us by our officers and directors will be in the form of promissory notes bearing no interest or through private sales of restricted common stock. Management intends to hold expenses to a minimum and to obtain services, if possible, on a contingency basis or through the issuance of our common stock. Furthermore, none of our officers or directors shall receive any compensation, cash or otherwise, until we are successful in raising sufficient funds to properly execute our business plan.

     Over the next 12-months we intend to spend our time and resources on the following activities:

- Complete SEC Registration Process. We hope to have our Form SB-2 Registration Statement completed and declared "effective" as quickly as possible. All of our efforts and resources to date have been focused on this effort and will remain focused on this process until we are successfully past the comment phase of this registration process.

- Raise Capital. Beginning as soon as we have successfully completed our SEC registration process, we intend to sell the units of this offering on a "best efforts" basis through our officers and directors. While we cannot offer any assurances that we will be successful at selling any of the offering, we estimate this phase will take between three and six months to complete.

- Obtain a Federal Aviation Administration (FAA) Part 135 Certificate. We estimate that it will cost us up to $10,000 for obtaining an FAA Part 135 Certificate. This process is expected to take approximately three months to complete.

- Develop website. We intend to retain a web design specialist to create a corporate website that will act as an advertising medium for our business as well as provide our clients with the ability to view listings of aircraft that we may have access to that are available for charter and/or sale. A significant portion of our website shall contain a database of aircraft available for charter and sale throughout the United States. We project that it will cost us approximately $5,000 to construct our website and database. We anticipate it will take approximately three months to get the website and integrated database fully functional.

- Initiate marketing efforts and commence operations. Upon obtaining our FAA Part 135 Certificate enabling us to engage in charter operations and have our website and integrated database operational we will begin to market our business to prospective clients. Depending on our level of success at selling the offering, we intend to spend up to $20,000 marketing our business during our first year.

Cash Requirements and Need For Additional Capital

     In order to successfully execute the above first year business objectives and commence minimal operations we will need to either sell at least $62,500 of the offering or raise this minimal operating capital from other outside sources. If we are successful at raising these funds we intend to spend them as follows:

     Obtaining FAA Part 135 Certificate          $10,000
     Develop website and database                  5,000
     Marketing and advertising                    10,000
     Salaries                                     25,000
     Working capital reserve                      12,500
     ---------------------------------------------------
                                                 $62,500

     Until we raise sufficient capital from outside sources to commence operations we anticipate our executive officers and directors will cover any basic cash requirements required to keep us in compliance with all existing corporate filing requirements, including with the Nevada Secretary of State, the Internal Revenue Service and the Securities and Exchange Commission. In the event we cannot sell this offering or secure any sources of secondary funding, our basic cash requirements required to prevent insolvency are expected to be no more than $10,000 over the course of the next twelve months. Our current officers and director, Andrew Jones and Eric Boyer, have agreed to cover any cash shortfalls that cannot be deferred or paid for through the issuance of common stock through the end of the fiscal year ending December 31, 2005.

     One exception to the aforementioned is our independent auditor must be paid in cash. If our executive officers and directors do not cover the cash cost of our auditing requirements we would most likely fail to meet our future filing requirements with the SEC. Failure to retain our status as a reporting company could further limit our abilities to raise outside investment capital which could cause our business to ultimately fail.

     In addition to our first year cash requirements, we estimate that we will need to raise an addition $1 million from outside sources prior to obtaining our first light jet. We anticipate we will attempt to raise these funds through either a private or public offering of our common stock during our second fiscal year of operation. We cannot offer any assurances that we will ever be successful at raising these funds or the funds necessary for us to even commence initial business operations.

Employees

     We presently do not have any plans to add any additional employees to our staff. We may expand (or decrease) the size of our Board of Directors.
However, none of the members of our Board of Directors receives a salary or benefits in any form, nor do we have any plans to begin paying salaries, cash or otherwise, or offering any form of benefits to our Board of Directors.

     We believe that the current efforts from our existing executive officers, supported by our Board of Directors, will prove satisfactory in enabling us to raise the necessary capital to properly execute our business plan. Should our executive officers and members of our Board of Directors fail to raise the necessary capital to execute our business plan, there will be inadequate resources to hire new personnel to assist with the execution of our business plan.

Property and Equipment

     We do not foresee any immediate needs to purchase or lease any new or additional facilities, property or equipment. We anticipate that any new property or equipment requirements will be commensurate with new funding and subsequent business developments.

Factors That May Affect Future Results

     The majority of our efforts to date have centered around developing our business plan and preparing a registration statement of our securities with the Securities and Exchange Commission. None of these activities are revenue generating.

     Although we believe that our pending securities offering presently in the registration process will allow us to commence operations, we can offer no assurance that any of the securities being offered will ever be sold or that we will ever have enough capital to commence operations.

     We have not conducted any talks - preliminary or otherwise - with any prospective investors, broker/dealers, banks or other sources of funds. Nor do we have any specific plans on how we will raise capital should our securities offering fail. However, such methods may include public or private sales of our equity, borrowings from institutions or individuals, venture capital, investments from possible angel investors, and other methods and/or sources that may become available to us.

     Until we can successfully raise sufficient capital we will remain dependent on our officers and directors to support our business operations and provide us with adequate capital for our ongoing capital needs. None of our officers or directors have entered into any agreements requiring them to provide for our capital needs. We can give no assurances that they will continue providing for our capital needs or that we will be able to raise sufficient capital to commence operations.

     Furthermore, our ability to raise capital by selling securities, equity and/or debt, and hence our liquidity, could be materially adversely affected by the general unease in the equities market, the limited availability of venture capital financing sources, and current worldwide general economic woes.

     If we fail to raise the necessary capital to commence operations, we may be forced into insolvency. Management intends to prevent accruing unnecessary expenses until sufficient funding has been procured to prevent such a situation from ever developing.


                            SELLING SECURITY HOLDERS

     The following table presents certain information regarding the beneficial ownership of our shares of common stock, $0.001 par value by the selling security holders as of August 31, 2004, and the number of shares they are selling of our common stock covered by this prospectus. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us, except as noted below.

Acquisition of the Shares

     Michael F. Barnett, Sandra H. Barnett, Adam Barnett, Audrey Payne and Michelle Mertens received their shares of our common stock to assist with market
research and development of our business plan.      J. Scott Sitra, Alfred
Delisle and William Perez received their shares of our common stock to assist us with the preparation and filing of this prospectus. Tom Rankin and Robert Peterson received their shares of our common stock to assist with our early stage development and incorporation process. Paragon Communications, Ltd. received their shares of our common stock to assist us with the printing and distribution of this prospectus and the printing and distribution of our common stock certificates.

     There are no underlying agreements, understandings (implied or otherwise), or relationships (other than those disclosed below) concerning the shares beneficially owned by the selling security holders listed below.

                             Number of
                               Shares
                            Beneficially     Number of    Benefical
                            Owned Prior       Shares     Ownership of
       Name of                 to the          Being     Shares After
Selling Security Holder     Offering (1)      Offered      Offering    Percent(2)
-----------------------     ------------     ---------     ---------   ----------

Robert Peterson                 300,000        30,000       270,000       1.0%
Tom Rankin                    1,245,000       100,000     1,145,000       4.2%
Michael F. Barnett (3)        1,350,000       100,000     1,250,000       4.6%


                                       25

Sandra H. Barnett (3)         1,325,000       100,000     1,225,000       4.5%
Adam Barnett (3)              1,333,000     1,333,000           -0-        *
Paragon Communications, Ltd.  1,250,000       500,000       750,000       2.8%
William Seminario             1,255,000        50,000     1,205,000       4.5%
J. Scott Sitra (4)              575,000       575,000           -0-        *
Alfred Delisle (5)              350,000       350,000           -0-        *
Audrey Payne                     50,000        10,000        40,000        *
William Perez                    32,000        10,000        22,000        *
Michelle Mertens                850,000        50,000       800,000       3.0%
                              ---------     ---------     ---------
                    Total     9,915,000     3,208,000     6,707,000

-------------------------
(*) Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities, and includes any shares of common stock which a person has the right to acquire within 60 days of August 31, 2004.

(2) Based on 27,000,000 total issued and outstanding shares as of August 31, 2004.

(3) Michael F. Barnett, Sandra H. Barnett and Adam Barnett are related as father, mother, and son, respectively. None of the Barnett claim beneficial ownership to each others' shares of Pegasus.

(4) J. Scott Sitra is the President, Chief Executive Officer and Board Member of our affiliate Stag Financial Group, Inc. which owns 2,500,000 shares, or 9.3%, of Pegasus's issued and outstanding common stock. Although he has influence over Stag's Board, Mr. Sitra does not claim beneficial ownership of any of Stag's shares of Pegasus common stock.

(5) Alfred Delisle serves on the Board of our affiliate Stag Financial Group, Inc. which owns 2,500,000 shares, or 9.3%, of Pegasus's issued and outstanding common stock. Although he has influence over Stag's Board, Mr. Delisle does not claim beneficial ownership of any of Stag's shares of Pegasus common stock.

                              PLAN OF DISTRIBUTION

     We are offering up to 1,000,000 units through our officers and directors on a "direct participation" basis at a purchase price of $0.25 per unit. Each unit is comprised of one share of our common stock, $0.001 par value, one warrant to purchase one share of our common stock at a price of $0.50, and one warrant to purchase one share of our common stock at a price of $1.00. This offering shall commence upon effectiveness of this registration statement and will expire whenever all of the units have been sold or 12 months after the date of effectiveness, whichever comes first. We are managing this offering without an underwriter. The units will be offered and sold by our officers and directors. These officers and directors will not receive a sales commission or any other form of compensation for this offering. In connection with their efforts, our officers and directors will rely on the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934. Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 act for associated persons of an issuer. No one has made any commitment to purchase any or all of the units being offered. Rather, the officers and directors will use their best efforts to find purchasers for the units. We cannot predict how many units, if any, will successfully be sold.

     Andrew Jones, our President and Chief Executive Officer, and Eric Boyer, our Secretary and Treasurer, are responsible for the sale of the securities on behalf of Pegasus. Neither shall be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Neither of these officers are considered associated persons of any broker or dealer.

Our officers meet all of the following conditions:

- They primarily perform, or intend to primarily perform at the end of the offering, substantial duties for or on behalf of the Pegasus otherwise than in connection with transaction in securities;

- They were not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months;

- The officers do not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on paragraphs a4i or a4iii, except that for securities issued pursuant to Rule 415 under the Securities Act 1933, the twelve months shall begin with the last sale of any security included within one Rule 415 Registration. The officers restrict their participation to any one or more of the following activities:

a) Preparing any written communication or delivering such communication through the mail or other means that does not involve oral solicitation by the officers of a potential purchaser, provided, however, that the content of such communication is approved by a partner, officer or director of issuer;

b) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser, provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; and

c)     Performing ministerial and clerical work.

     We anticipate selling the shares to persons whom we believe may be interested or who have contacted us with interest in purchasing the securities. We may sell the units to such persons if they reside in a state in which the shares legally may be sold and in which we are permitted to sell the units.

     We reserve the right to reject any subscription in full or in part and to terminate this offering at any time for any reason whatsoever. Officers, directors, affiliates and existing shareholders of Pegasus and persons associated with them may purchase some of the units. Any purchases made by officers, directors, and their affiliates shall be for investment purposes and not for resale. In addition, no proceeds from this offering will be used to finance any such purchases.

     No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and if given or made, that information or representation must not be relied on as having been authorized by Pegasus. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus.

     Purchasers of units either in this offering or the unit's individual components in any subsequent trading market that may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption render exemption applicable.

     We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the units.

     In addition to Pegasus's offering of up to 1,000,000 units, this prospectus allows for the Selling Security Holders to sell up to 3,208,000 shares of our common stock. The Selling Security Holders will sell their common stock at the offering price of $0.25 per share until our common stock is quoted on the OTC Bulletin Board, or other recognized secondary trading system. At such time, if ever, the Selling Security Holders may sell their shares of our common stock at prevailing market prices or privately negotiated prices.

     The selling security holders and any broker-dealers who act in connection with the sale of the shares of common stock under this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, as amended. In such event, any commissions they receive and proceeds of any sale of the shares of common stock may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any of the selling security holders can presently estimate the amount of this compensation. We know of no existing arrangements between any of the selling security holders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock registered under this prospectus.

     Under the regulations of the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to the common stock of Pegasus during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions, rules and regulations of the Exchange Act, which provisions may limit the timing of purchases and sales of common stock by the Selling Security Holders. Our officers and directors are paying all of the expenses associated with this offering and the sale of the units, other than commissions, discounts and fees of underwriters, dealers, or agents which is estimated to be approximately $22,424.

     We have advised the Selling Security Holders that, during such time as they may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, they are required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution. Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M.

     Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the Selling Security Holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling Security Holders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.


                                    BUSINESS

Overview

     We are a holding company involved in the operation of aircraft charter and management, aircraft maintenance and servicing, and aircraft acquisitions and sales. We were incorporated in the state of Nevada on December 19, 2003, and are currently a development stage company.

Our Business Strategy

     Our objective is to build an aircraft charter and management business focusing on three key industry niches:

- Charter and Aircraft Management. Pegasus intends to charter flights for clients who wish to avoid the hassles of commercial air travel and opt for the luxury and convenience of private jet travel. Pegasus intends to arrange for the proper aircraft and flight crew to accommodate the client's budget and special air travel requirements thereby offering the client the best private jet experience possible. Part of these services shall include making sure the client's pre- and post-flight travel experiences are of the same quality and caliber as the flight itself. This includes assuring the client's ground transportation and hotel arrangements are complete and acceptable to the most discriminating standards. Pegasus also intends to offer aircraft management services to clients who wish to maximize the return on their private jet investment while the jet is not in use by the owner. By utilizing such services the client will be able to maximize the downtime of their investment and eliminate the hassle of retaining qualified flight crews, overseeing routine maintenance, etc.;

- Aircraft Maintenance and Servicing. As its business grows Pegasus intends to acquire hanger and office space in Dallas, Los Angeles, Miami, New York, Chicago and Washington, D.C. where it will be able to provide aircraft maintenance, fuel and other services such as flight plan filing. By owning strategic fixed based operations, Pegasus will be able to minimize the direct costs to its own flight operations while offering a secondary source of revenue from other charter operators; and

- Aircraft Acquisitions and Sales. Pegasus intends to act as a broker in the aircraft industry for clients wishing to purchase or sell an aircraft. Pegasus believes that initially targeting the Dallas marketplace - a significant air hub for the entire United States - it will provided with a significant number of opportunities to broker aircraft.

Our Industry Overview

     The charter aviation business is very diversified. Presently, there are no companies that dominate the industry. Most aircraft charter operators own and/or operate less than five aircraft. In essence, the bulk of the industry is comprised of "mom and pop" operators.

     Almost all aircraft charter operators have a single home base of operations for their primary office, aircraft storage and maintenance, and the general commencement point for aircraft charters. Additionally, pilots and crew typically reside in and around the location of the home base.

     Typically, most aircraft that are chartered are twin engine jet aircraft. Depending on the size, classification and configuration of the aircraft, seating can vary from as few as four to more than 200 passengers and flight range can vary from about 1,000 miles on the short-range side to over 6,000 miles on the long-range side. As can be expected with such variations, per hour charter fees can vary from about $1,200 an hour on the low-side for a small, short-range aircraft to over $20,000 an hour for a jumbo-jet, long-haul aircraft.

     Chartered aircraft have the ability to deliver passengers to a much broader range of airports worldwide than commercial flight operators can. This ability to deliver passengers to a small regional or private airport, sometimes significantly closer than the nearest airport serviced by commercial flight operators, can save aircraft charter clients significant time in reaching their ultimate destination.

     The charter aviation business is directly related to and impacted by the health of the world economy. The private jet business expanded during the late 1990s as a result of the boom of the dot-com phenomenon. The wealth generated by successful dot-com companies afforded a number individuals and corporations the opportunity to enjoy the convenience and luxury of private jet travel. The wealth of the dot-com individuals and corporations, and their zeal for private jet travel, also pushed up sales of new and used aircraft and demand for aircraft charters to a level never previously experienced. When the wealth associated with the dot-com industry dissipated, the overall aircraft charter business was negatively impacted as well. Elevated aircraft prices and demand for aircraft charters fell significantly as fewer individuals and corporations could afford and justify private jet travel. Additionally, a significant number of privately owned aircraft came on the marketplace at fire sale prices.

     With the September 11th terrorist attack on New York City, many individuals and corporations are returning to private jet travel for the added safety and convenience it offers. This trend is continuing and the industry appears to be progressively seeing increases in both sales and profitability.


Plan of Operation

     Upon the successful completion of this offering, coupled with any additional funding or donated services from our officers, directors and affiliates, we intend to commence operations.

     During the first three months of commencing operations we intend to focus on preparing the required Standard Operating Procedures (SOPs) manuals and obtaining a Federal Aviation Administration (FAA) Part 135 Certificate. We estimate it will cost us up to $10,000 for completing this objective and obtaining the necessary charter certification.

     Concurrently with obtaining our FAA 135 certification, we shall retain a web design specialist to create a corporate website that will act as an advertising medium for our business as well as provide our clients with the ability to view listings of aircraft that we may have access to that are available for charter and/or sale. A significant portion of our website shall contain a database of aircraft available for charter and sale throughout the United States. We project that it will cost us approximately $5,000 to construct our website and database.

     One of the key points we intend to develop into our website is the ability to identify "dead head" flight legs on previously chartered aircraft and be able to offer our clients discounted one-way aircraft charters on those "dead head" legs. Pegasus anticipates generating a 5% commission for brokering third-party aircraft charters through its website.

     Once our FAA 135 certification and website/database is in place we intend to begin proactively advertising our business. Over the nine-month period after our FAA 135 certification is approved and our website/database is operational we intend to spend between $10,000 and $20,000 on marketing and advertising our business. The exact amount will depend on how much we are able to raise through this offering.

     Our marketing efforts will be aimed at (i) bringing Internet traffic to our website/database ($500), (ii) purchasing an advertisement in the local yellow pages ($2,000), (iii) conduct a direct mailing to targeted individuals and corporations in the Dallas/Ft. Worth Metroplex ($7,500), and, if the budget allows for it, (iv) retain a sales representative to telemarket our charter services to corporate travel agents ($3,500/month).

     After we have successfully started to develop a client base for brokered aircraft charters and the purchase and sale of used aircraft, we intend to focus on developing flight operations using our own aircraft.

     Starting in our second year of operation we intend to lease one to three light jets for charter operations. Light jets such as the Lear 35A or Citation III are the most economical choice for short to mid-range trips. They have an average cruising speed of approximately 500 mph and an average non-stop range of about 1,500 - 2,000 miles. One of the benefits to charter clients using light jets is not only are they economical as far as aircraft charters are concerned, they do not require a large airfield to land or takeoff from, which allows for them to operate out of remote airfields not accessible by larger private jets and larger commercial aircraft.

     In all likelihood we will need to raise additional funds prior to obtaining our first light jet. We estimate it will cost us between $20,000 - 30,000 a month to least just one light jet in addition to retaining flight crews, fuel, maintenance and other operating expenditures. As such, we anticipate seeking up to $1 million in additional funding, either debt and/or equity, after our first year of operations.

     Upon obtaining our first light jet Pegasus intends to lease hanger space at Dallas Love Field. This hanger space shall become Pegasus's primary Fixed Base Operation (FBO) for flight operations, maintenance, fuel, flight plan filing, etc. As its business grows and develops, Pegasus's projects opening additional FBOs in major metropolitan areas, including Los Angeles, Miami, New York, Chicago and Washington, D.C.

     These FBOs will not only provide a "home" for Pegasus's internal flight operations thereby allowing us to minimize the direct costs to our own flight operations, it will offer us a secondary source of revenue from other charter operators who wish to use our facilities and maintenance services for their own aircraft.

Competition

     Competition within the aircraft charter industry is very high. Many competitors have well established relationships with very loyal clients. We do not know the exact number of competitors in the United States, but there are some who offer services to those contemplated during our first year of operation such as Bid Jet Charter, Air Charter Guide, and CharterX. Most of our competitors are better funded, have more experience and established relationships with both clients and providers.

Employees

     As of August 31, 2004, we had 2 part-time employees, Mr. Andrew Jones, our President and Chief Executive Officer, and Mr. Eric Boyer, our Treasurer and Secretary.

     None of our employees are covered by collective bargaining agreements or other employment agreements, and we have never experienced an organized work stoppage or strike. We believe that our working conditions and compensation packages comprised of Pegasus founders stock are competitive and consider relations with our employees to be very good.

Properties

     One of our directors, Andrew Jones, currently provides us with approximately 200 square feet of office space free of charge in an office building he leases near downtown Dallas, Texas. The space is considered class A office space and is in excellent condition. We have no defined limitations on the use of this office space. He has no plans to begin charging us a rent within the next year for the usage of this space.

Intellectual Property

     We currently do not own any trademarks or servicemarks.

Government Regulations

     We operate within a highly regulated industry. Prior to commencing any type of flight operations involving passengers we must obtain authorization under Part 135 of the Federal Aviation Regulations. Part 135 imposes various requirements relating to aircraft maintenance, pilot training, inspections and maintenance of records, supervision and operations. These rules have as their purpose the safety of the flying public. If we do not follow all of the requirements of Part 135, the FAA may ground our aircraft.

     In addition to Part 135, we must also comply with other areas of the Federal Aviation Regulations such as Section 61, which oversees certification, pilots, flight instructors and ground instructions, and Section 91, which encompasses general operating and flight rules.

     The FAA is continually striving to improve aviation safety and it will, from time to time, impose or modify regulations or how they are interpreted. Although the FAA can and does evaluate the economic impact of changes in regulations, it views safety as paramount and the FAA could adopt or change rules to the extent that it renders our business not economically feasible.


                                LEGAL PROCEEDINGS

     We are not currently party to any legal proceedings, nor are we aware of any pending or threatened actions against us.


                                   MANAGEMENT

     Our directors, executive officers and key management personnel, including their ages and respective positions as of August 31, 2004, are as follows:

     Name        Age     Position
     ----        ---     --------
Andrew Jones     31      Co-Founder, President, Chief Executive Officer and
                           Director

Eric Boyer       35      Co-Founder, Director, Treasurer and Secretary



     Our Board of Directors is comprised of only one class of director of which there currently are two sitting directors. Each director is elected to hold office until the next annual meeting of shareholders and until his successor has been elected and qualified. Officers are elected annually by the Board of Directors and hold office until successors are duly elected and qualified. The following is a brief account of the business experience of each of our directors and executive officers. There is no family relationship between any director or executive officer.

ANDREW JONES is one of our co-founders and has served as an officer and director since our inception on December 19, 2003. Mr. Jones has been a Texas-licensed attorney since November 3, 1999. Mr. Jones is concurrently the President of Xpect Debt Collection Services, LLC, a nationwide commercial debt collection company formed April 23, 2004, President of L.O.O., LLC d/b/a Law On Order, a nationwide employee benefit lawyer referral company formed July 31, 2003, and President of Law Office of Andrew L. Jones, P.C., a Dallas-based business law firm serving clients nationwide since its formation November 29, 1999. Since April 2002, Mr. Jones has also served as the Chairman of the Board at Premier Development & Investment, Inc., a developer and operator of theme-based restaurant and bar concepts, and has served as a member of the Board of Directors of Stag Financial Group, Inc., an international management and financial consulting firm since January 2001. Mr. Jones was the 2003 President of the North Dallas Bar Association and received the degree of Bachelor of Arts in Government from the University of Texas at Austin on May 18, 1996 and the degree of Juris Doctor from Baylor University School of Law on May 1, 1999. Mr. Jones expects to spend approximately 20% of his time working on our business.

ERIC BOYER one of our co-founders and has served as an officer and director since our inception on December 19, 2003. Mr. Boyer also has diverse business interests and concurrently serves as the President and Chief Executive Officer to Premier Development & Investment, Inc., a developer and operator of theme-based restaurant and bar concepts. He is also a founding partner and Senior Editor at Prism Digital Post, a company he helped co-found in March 2000 in Alexandria, Virginia. Mr. Boyer's creativity has been utilized in many national advertising and market campaigns, and can still be seen today. Mr. Boyer's duties include editing and creative input on all phases of production. He also has approval of all new purchases and installation of equipment. Prior clients include Choice Hotels, Arby's, Southwest Airlines, Southwestern Bell, Bell Atlantic, Ponderosa Restaurants, Texas and Maryland tourism departments, and a broad spectrum of political races around the country. Mr. Boyer also does some subcontracting work for the major networks for special events across the country such as O's TV (Baltimore Orioles special programming), Presidential Inaugurals for NBC, and the Antiques Road Show on the Public Broadcast System
(PBS). Before co-founding Prism, Mr. Boyer worked as a freelance editor through a temporary agency for broadcast and production professionals called the International Creative Alliance (ICA), which he is still a member. As a freelance editor he traveled the country editing and training people on equipment usage. Prior to his freelance work, Mr. Boyer worked as a senior editor at 501 Group in Austin, Texas between February 1997 and February 1999. Mr. Boyer expects to spend approximately 20% of his time working on our business.

COMMITTEES OF THE BOARD OF DIRECTORS

     Our Board of Directors presently does not have any active committees.


DIRECTOR COMPENSATION

     Each of our two directors received 350,000 shares of our common stock valued at $350, or $0.001 a share for their services in our formation and serving as directors during the course of the fiscal year ending December 31, 2004. The amount of common stock issued to our two directors aggregated 700,000 shares which was valued at $700, or $0.001 a share. Additionally, we may reimburse our directors for travel and lodging expenses associated with their attendance of Board meetings.


                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid during the fiscal year ended December 31, 2003, which includes all compensation paid since our inception on December 19, 2003, of the fiscal year ended December 31, 2003 to our Chief Executive Officer and each of our other executive officers and directors. No person has received compensation equal to or exceeding $100,000 nor have any bonuses been awarded since our inception on December 19, 2003. Furthermore, we do not foresee paying any of our executive officers or directors any type of compensation, cash or otherwise, through the end of the fiscal year ending December 31, 2005.

                                Annual Compensation           Awards           Payouts
                                -------------------           ------           -------
                                               Other               Securities             All
                                              Annual   Restricted  Underlying            Other
Name and                                      Compen-    Stock      Options/    LTIP     Compen-
Principal                    Salary    Bonus  sation    Award(s)     SAR's     Payouts   sation
Position             Year      ($)      ($)     ($)       ($)         (#)        ($)     ($)(2)
------              ------   -------  ------  -------  ----------  ----------  -------  -------
Andrew Jones,
 President and
 CEO               2003(1)     -0-      -0-      -0-      $ -0-      350 (3)    -0-     -0-

Eric Boyer,
 Director,
 Treasurer and
 Secretary         2003(1)     -0-      -0-      -0-      $ -0-      350 (3)    -0-     -0-



(1) Only includes results from December 31, 2003 (inception) through December 31, 2003. We do not have any previous compensation information because we were incorporated in the State of Nevada on December 31, 2003 and are still a development stage business. Furthermore, we do not foresee paying any of our executive officers or directors any type of cash compensation during the current fiscal year ending December 31, 2004.

(2) None of the named executive officers received perquisites and other personal benefits, securities or property in excess of the lesser of $50,000 or 10% of such officer's total annual salary and bonus.

(3) Includes a one-time grant of 350,000 shares of our common stock issued as compensation for serving on our Board of Directors valued at $0.001 a share, or $350.


Option Grants and Exercises Since Our Inception on December 19, 2003

     As of August 31, 2004 we have never issued any stock options nor do we presently have any plans to issue stock options to anyone, including our Board members.


Employment Agreements

     We have not entered into any employment agreements with any of our employees. All future employment arrangements are subject to the discretion of our Board of Directors.


Employee Stock Ownership Program (ESOP)

     We have not established any form of an employee stock ownership program
(ESOP), including stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of our executive officers, directors or other employees. It is possible, but not likely, that our Board of Directors may recommend the adoption of one or more such programs prior to the conclusion of the current fiscal year ending on December 31, 2004.

                             PRINCIPAL STOCKHOLDERS

     The following table presents certain information as of August 31, 2004 regarding the beneficial ownership of our common stock by:

- each person or entity known by us to own beneficially 5% or more of our issued and outstanding common stock;

-     each of our directors; and

-     all of our directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person. As of August 31, 2004 we had 27,000,000 shares issued and outstanding.

     Except as otherwise indicated in the notes to the table,

- we believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners; and

- the address of each beneficial owner listed in the table, except where otherwise noted, is c/o Pegasus Air Group, Inc., 2708 Fairmount St., Dallas, Texas 75201.


        Name and Address
       Of Beneficial Owner
       -------------------
                                          Shares
                                       Beneficially     Percentage
Directors  and  Executive  Officers:       Held            Owned
---------------------------------       -----------     ----------
Andrew Jones (1)                          350,000          1.3%
Eric Boyer (1)                            350,000          1.3%
All directors and officers as a group
    (2 persons)                           700,000          2.6%

Five Percent Stockholders
-------------------------
Stag Financial Group, Inc. (2)
  P. O. Box 23542
  Tampa, FL  33623                      2,500,000          9.3%


(1) All of the shares currently owned or purchased prior to the release of this "lock-up", including those that may be represented by stock options, warrants and other instruments allowing for the acquisition of shares of our common stock, are subject to a "lock-up" agreement and cannot be sold for a minimum of 180 days after our common stock begins trading on the OTC Bulletin Board or on any other recognized secondary market on which our common stock or warrants may be quoted.

(2) J. Scott Sitra is the majority owner of Stag Financial Group, Inc. ("Stag"). Additionally, Andrew Jones, our President and Chief Executive Officer, serves on Stag's Board of Directors. While Mr. Jones disclaims Beneficial ownership to Stag's shares of our common stock, as a contributing member to their Board of Directors he does have some influence over their business affairs.


                              CERTAIN TRANSACTIONS

     As of August 31, 2004, we have not entered into a transaction since our inception on December 19, 2003 with a value in excess of $60,000 with a director, officer, or beneficial owner of 5% or more of our capital stock, or members of their immediate families that had, or is to have, a direct or indirect material interest in us.


             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

     Although the shares of our common stock are publicly held, there has been no trading market for these shares of common stock. Eventually we intend to submit an application to have our common stock listed on the OTC Electronic Bulletin Board market. However, because there has never been a market for our common stock, we can give no assurance, if we are successful at obtaining a listing for our common stock, that a liquid and active market will ever develop, or if developed, that it will be sustained.

     Furthermore, the initial trading price of our common stock, if it is approved for trading, will be determined by the negotiation between ourselves and the initial market maker posting bid and ask quotations for our common stock, and will not necessarily bear any direct relationship to our assets, earnings, book value or other generally accepted criteria of value.

     As of August 31, 2003, we had approximately 31 stockholders of record. This does not include stockholders who might be holding common stock in their accounts at broker-dealers.


                                 DIVIDEND POLICY

     We have never declared or paid cash dividends. We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on the common stock in the foreseeable future. Any payment of cash dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, earnings, capital requirements, contractual restrictions and other factors deemed relevant by our board.


                         SHARES ELIGIBLE FOR FUTURE SALE

     We are authorized to issue up to 50,000,000 shares of our common stock. If all of the units offered in this prospectus, and the warrants contained within the units are exercised and released, we would have 30,000,000 shares issued and outstanding (fully diluted basis). In such an event, we would have approximately 20,000,000 shares of authorized, but unissued, common stock available for issuance without further shareholder approval. Any issuance of additional shares of common stock may cause current shareholders to suffer significant dilution, which may adversely affect prevailing market prices, should a market for our common stock ever develop.

     Additionally, in the event a market does develop for our common stock, future sales of substantial amounts of common stock into the public market could adversely affect any prevailing market prices and our ability to raise equity capital in the future.

     As of August 31, 2004, we had 27,000,000 shares of common stock issued and outstanding. All of these shares are currently restricted from resale Section 4(2) and Rule 144 of the Securities Act. Of those, 3,208,000 of these shares are being registered in this registration statement. Subject to the volume and other restrictions of Rule 144, of the remaining 23,792,000 shares:

-     20,592,000 shares become eligible for resale on December 20, 2004;

- 2,500,000 shares held by our affiliate Stag Financial Group, Inc. become eligible for Rule 144 provisional resale on December 20, 2004; and

- 700,000 shares become eligible for resale on December 20, 2005 (unless the current members of our Board of Directors, who currently own these restricted shares, decide to step down, then some or all of these shares could become eligible for resale as early as December 20, 2004).

     As of August 31, 2004, we had no warrants, options or other convertible securities issued or outstanding.

     In general, under Rule 144 as currently in effect, an affiliate or person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (two years for insiders) will be entitled to sell in any three-month period a number of shares that does not exceed the greater of
(i) one percent of our then outstanding shares of common stock or (ii) the average weekly trading volume of our common stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Commission. Rule 144 sales are subject to certain requirements relating to manner of sale, notice and the availability of current public information about the issuing company. A person (or persons whose shares are aggregate) who is not deemed to have been an affiliate at any time during the 90 days immediately preceding the sale and who has beneficially owned the shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to such limitations.


                            DESCRIPTION OF SECURITIES

     We are authorized to issue up to 60,000,000 shares of capital stock, comprised of 50,000,000 shares of common stock, $0.001 par value ("common stock") and 10,000,000 shares of preferred stock, $0.001 par value. As of August 31, 2004, there were 27,000,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

     Our Articles of Incorporation authorizes us to issue up to 50,000,000 shares of common stock, $0.001 par value. Each holder of our common stock is entitled to one vote for each share held of record on all voting matters we present for a vote of stockholders, including the election of directors.

Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption or sinking fund provisions with respect to our common stock. All shares of our common stock are entitled to share equally in dividends from sources legally available when, as and if declared by our Board of Directors.

     In the event of our liquidation or dissolution, all shares of our common stock are entitled to share equally in our assets available for distribution to stockholders. However, the rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that our Board of Directors may decide to issue in the future.

Preferred Stock

     Our Articles of Incorporation authorizes us to issue up to 10,000,000 shares of preferred stock, $0.001 par value. As of August 31, 2004 there were no shares of preferred stock issued or outstanding. Our Board of Directors is authorized, without further action by the shareholders, to issue shares of preferred stock and to fix the designations, number, rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. We believe that the Board of Directors' power to set the terms of, and our ability to issue, preferred stock will provide flexibility in connection with possible financing or acquisition transactions in the future. The issuance of preferred stock, however, could adversely affect the voting power of holders of common stock and decrease the amount of any liquidation distribution to such holders. The presence of outstanding preferred stock could also have the effect of delaying, deterring or preventing a change in control of our company. We have no present plans to issue any shares of preferred stock.

Warrants

     As of August 31, 2004, we had no warrants issued or outstanding. We are, however, registering for sale as part of this unit offering 2,000,000 warrants. Each unit sold through this offering contains one share of our common stock, one warrant to purchase one share of our common stock at a price of $0.50, and one warrant to purchase one share of our common stock at a price of $1.00. Therefore, after this offering there may be up to 1,000,000 warrants issued and outstanding allowing for its holder to purchase a share of common stock at a price of $0.50 and up to another 1,000,000 warrants issued and outstanding allowing for its holder to purchase a share of common stock at a price of $1.00.

     The warrants, both the $0.50 warrants and the $1.00 warrants, if issued, shall expire on December 31, 2009 and will contain provisions that will protect the holder against dilution by adjustment of the exercise price in certain events such as stock dividends, stock splits (forward and reverse), reclassifications and/or mergers.

     The holder of any warrant does not possess the rights of a common stock shareholder. The shares of common stock, when issued upon the exercise of any warrant in accordance with the terms thereof, will be fully paid and non-assessable.

     We may redeem any of the warrants, if issued, at a price of $0.001 per warrant, at any time through December 31, 2009 upon not less than 30 days, nor more than 60 days, prior written notice, provided that the closing bid quotation for our common stock as reported by any quotation medium on which the common stock is quoted is at least 10% greater than the exercise price for the warrant for ten consecutive trading sessions ending on the two days prior to the day on which notice of redemption is given.

Transfer Agent

     We intend to retain Transfer Online, Inc. as our transfer agent of record. Transfer Online's address is 317 S.W. Alder Street, Second Floor, Portland, Oregon 97204, and their telephone and fax numbers are (503)227-2950 and
(503)227-6874, respectively.

                                  LEGAL MATTERS

     The validity of the units, including their underlying components of common stock and warrants, being offered by Pegasus and the common stock being offered by selling security holders will be passed upon by Matthew McCarley, Esq., 2708 Fairmount Street, Suite 100, Dallas, Texas 75201. Mr. McCarley's telephone and fax numbers are (214) 303-1860 and (214) 979-1123, respectively.


                                     EXPERTS

     Baumann, Raymondo & Company, PA, 405 N. Reo Street, Suite 200, Tampa, Florida 33609, independent certified public accountants, have audited the financial statements of Pegasus Air Group, Inc. from inception to December 31, 2003. We have included these financial statements in the prospectus and elsewhere in this registration statement in reliance on their report, given on their authority as experts in accounting and auditing.


     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

     On June 29, 2004, we engaged Baumann, Raymondo & Company, PA, as our independent public accountants. Prior to this engagement we had no independent public accountant.


               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     Our Articles of Incorporation and our Bylaws each contain provisions eliminating the personal liability of our directors and officers for monetary damages for breach of fiduciary duty as a director or officer, except for liability:

-     for breach of duty or loyalty to our company or its stockholders; or

- for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; or

- for any transaction from which the director or officer derived an improper personal benefit.

     These provisions offer our directors protection against awards of monetary damages resulting from breaches of their duty of care, except as indicated above, including grossly negligent business decisions made in connection with takeover proposals. As a result of these provisions, our stockholders' ability to successfully sue a director or officer for a breach of his duty of care has been limited. The Securities and Exchange Commission has taken the position that the provisions will have no effect on claims arising under the federal securities laws.

     To the extent we have the power to indemnify our directors, officers and controlling persons under the provisions described above, we have been advised that in the opinion of the Commission such indemnification is against public policy and is, therefore, unenforceable.


                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act with respect to the securities being offered. This prospectus is part of that registration statement and does not contain all the information included in the registration statement. For further information with respect to us and our units, common stock and warrants, you should refer to the registration statement and its exhibits. Portions of the exhibits may have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are qualified in their entirety by reference to the contract or document.

     The registration statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Commission at 1-800-SEC-0330. The Commission also maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

     As of the date of this prospectus, we will become subject to the reporting requirements of the Securities and Exchange Act and therefore will file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission set forth above, and copies of these materials can be obtained from the Commission's Public Reference Section at prescribed rates. We intend to furnish our stockholders with annual reports containing audited financial statements and any other periodic reports we deem appropriate or as may be required by law.

                              FINANCIAL STATEMENTS


     The Financial Statements required by Item 201 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to Pegasus Air Group, Inc. are filed as part of this prospectus.


                                                                    PAGE
                                                                    ----

     INDEPENDENT AUDITORS' REPORT                                    F-2

     FINANCIAL STATEMENTS -

        BALANCE SHEET AS OF DECEMBER 31, 2003                        F-3

        STATEMENT OF OPERATIONS FOR THE PERIOD DECEMBER 19, 2003     F-4
        (INCEPTION) TO DECEMBER 31, 2003.

        STATEMENT OF CASH FLOWS FOR THE PERIOD DECEMBER 19, 2003     F-5
        (INCEPTION) TO DECEMBER 31, 2003.

        STATEMENT OF STOCKHOLDERS' EQUITY FOR THE PERIOD             F-6
        DECEMBER 19, 2003 (INCEPTION) TO DECEMBER 31, 2003.

        NOTES TO FINANCIAL STATEMENTS

     INTERIM FINANCIAL STATEMENTS (UNAUDITED) -

        BALANCE SHEET AS OF JUNE 30, 2004                            F-9

        STATEMENT OF OPERATIONS FOR THE PERIOD DECEMBER 19, 2003     F-10
        (INCEPTION) TO JUNE 30, 2004.

        STATEMENT OF CASH FLOWS FOR THE PERIOD DECEMBER 19, 2003     F-11
        (INCEPTION) TO JUNE 30, 2004.

        STATEMENT OF STOCKHOLDERS' EQUITY FOR THE PERIOD             F-12
        DECEMBER 19, 2003 (INCEPTION) TO JUNE 30, 2004.

        NOTES TO FINANCIAL STATEMENTS                                F-13

                     [Baumann, Raymondo & Company, PA logo]



                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors and Stockholders
Pegasus Air Group, Inc.
Tampa, Florida

We have audited the accompanying balance sheet of Pegasus Air Group, Inc. (a Development Stage Company), as of December 31, 2003, and the related statements of operations, cash flows and stockholders' (deficit) for the period from December 19, 2003 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Pegasus Air Group, Inc. at December 31, 2003 and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note D, the Company has been in the development stage since its inception on December 19, 2003. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.



/s/ Baumann, Raymondo & Company, P.A.
BAUMANN, RAYMONDO & COMPANY, P.A.
Tampa, Florida
June 28, 2004

                             PEGASUS AIR GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                DECEMBER 31, 2003


ASSETS
CURRENT ASSETS                                                     $         -
                                                                   -----------

      TOTAL ASSETS                                                 $         -
                                                                   ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                 $     2,500
                                                                   -----------

         TOTAL LIABILITIES                                               2,500
                                                                   -----------

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value, 50,000,000 shares
    authorized, 27,000,000 shares issued and outstanding                27,000
  Preferred stock, $.001 par value, 20,000,000 shares
    authorized, 0 shares issued and outstanding                              -

  Additional paid in capital                                               231

  Deficit accumulated during the development stage                     (29,731)
                                                                   -----------

    Total stockholders' equity                                          (2,500)
                                                                   -----------

      LIABILITIES AND STOCKHOLDERS' EQUITY                         $         -
                                                                   ===========

                             PEGASUS AIR GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                 DECEMBER 19, 2003 (INCEPTION) TO DECEMBER 31, 2003


REVENUE                                          $         -

OPERATING EXPENSES
  Professional and consulting fees                    27,000

  Accounting fees                                      2,500
  Salary expense                                         168
  Rent                                                    63
                                                 ------------
  TOTAL OPERATING EXPENSES                            29,731
                                                 ------------

LOSS FROM OPERATIONS                                 (29,731)
                                                 ------------

NET LOSS                                         $   (29,731)
                                                 ============

EARNINGS PER COMMON SHARE
  Basic                                          $    NIL
                                                 ============

  Fully diluted                                  $    NIL
                                                 ============

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING
  Basic                                           24,923,077
                                                 ============

  Fully diluted                                   24,923,077
                                                 ============


                             PEGASUS AIR GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                DECEMBER 19, 2003 (INCEPTION) TO DECEMBER 31, 2003


CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                                                           $ (29,731)

  Adjustments to reconcile net loss to cash provided by (used) in operating activities:
    Common stock issued for services                                    27,000

    Donated expense and services                                           231
    Increase in accounts payable                                         2,500
                                                             ------------------
    Total adjustments                                                   29,731

                                                             ------------------
    Net cash provided by (used) in operating activities                      -
                                                             ------------------


  NET INCREASE IN CASH                                                       -

  CASH, BEGINNING OF PERIOD                                                  -
                                                             ------------------

  CASH, END OF PERIOD                                        $               -
                                                             ==================


                                            PEGASUS AIR GROUP, INC.
                                        (A DEVELOPMENT STAGE COMPANY)
                                      STATEMENT OF STOCKHOLDERS' EQUITY
                             DECEMBER 19, 2003 (INCEPTION) TO DECEMBER 31, 2003


                                                                     DEFICIT
                                                                   ACCUMULATED
                                                                   DURING THE
                                         COMMON STOCK    PAID-IN   DEVELOPMENT
                                     SHARES     AMOUNT   CAPITAL      STAGE        TOTAL
                                   ----------  --------  -------  ------------  ----------
BALANCE, DECEMBER 19, 2003
 (INCEPTION)                               -   $      -  $      -  $          -  $       -

 Issuance of common stock
   to directors for services         700,000        700         -             -        700

  Issuance of common stock to
   entities and individuals
   for services                   26,300,000     26,300         -             -     26,300

  Donated expense and services             -          -       231             -        231

  Net loss during period                   -          -         -       (29,731)   (29,731)
                                -------------------------  --------  ------------  --------

BALANCE, DECEMBER 31, 2003        27,000,000    $27,000  $    231     $ (29,731)  $ (2,500)
                                  ==========  =========  =========  =============  =========


                              PEGASUS AIR GROUP, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                                 DECEMBER 31, 2003

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations
--------------------

Pegasus Air Group, Inc., ("Pegasus") a Nevada corporation organized on December 19, 2003, is a development stage company, and as such has devoted most of its efforts since inception to developing its business plan, issuing common stock, raising capital, establishing its accounting systems and other administrative functions.

Pegasus' strategy is to be involved in the operation of aircraft charter and management, aircraft maintenance and servicing, and aircraft acquisitions and sales.

Revenue Recognition
-------------------

Pegasus records revenue on the accrual basis of accounting. The accrual basis of accounting provides for matching of revenues with expenses.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes
------------

Pegasus records its federal and state tax liability in accordance with Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes". The deferred taxes payable are recorded for temporary differences between the recognition of income and expenses for tax and financial reporting purposes, using current tax rates.

Deferred assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Since its inception, Pegasus has an accumulated loss of $29,731 for income tax purposes, which can be used to offset future taxable income through 2023. The potential tax benefit of this loss is estimated as follows:

          Future tax benefit          $4,460
          Valuation allowance         (4,460)

                                      -------
          Net tax benefit             $    0
                                      =======

At December 31, 2003, no deferred tax assets or liabilities are recorded in the accompanying financial statements.

Earnings per Share
------------------

On March 3, 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128, "Earnings Per Share", which provides for the calculation of Basic and Diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of the entity.

Advertising Costs
-----------------

Pegasus expenses the production costs of advertising the first time the advertising takes place.

Fiscal Year
-----------

The Company elected December 31 as its fiscal year end.

Cash Equivalents
----------------

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

NOTE B - STOCK ISSUANCE
-----------------------

On December 20, 2003, 27,000,000 shares of Pegasus's $.001 par value voting common stock were issued to directors and several unrelated entities and individuals for professional and consulting services provided to Pegasus in conjunction with its formation. The stock was issued under the provisions of Rule 144 of the Securities Act of 1933, as amended.

NOTE C - RELATED PARTY TRANSACTIONS
-----------------------------------

Pegasus utilizes a portion of a shareholder's corporate office as its primary office. The value of the office space on a monthly basis is $150. The donated value of this service was recorded as contributed capital.

During the period ended December 31, 2003, the president and secretary of Pegasus, performed services on behalf of Pegasus that had a fair value of $168. The donated value of these services was recorded as contributed capital.

NOTE D - GOING CONCERN
----------------------

Pegasus's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Pegasus has incurred losses from its inception on December 19, 2003 through December 31, 2003. The Company does not have an established source of revenues sufficient to cover its operating costs and, accordingly, there is substantial doubt about its ability to continue as a going concern.

In order to develop an established source of revenues, and achieve a profitable level of operations, Pegasus will need, among other things, additional capital resources. Management is currently seeking outside funding through various sources, including through debt and/or the sale of equity in Pegasus. However, there is no guarantee that management will be successful in procuring any outside funding, or if such funding does become available, that such funding will be on terms acceptable to us.

Until such funding is secured, Pegasus will need to rely on contributions from the executive officers and members of the Board of Directors to maintain compliance with its various state and federal filing requirements, including those with the Securities and Exchange Commission. Management, however, cannot provide any assurances that it will be successful in securing the necessary funding to properly execute the Company's business plan.

                             PEGASUS AIR GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                  JUNE 30, 2004
                                   (UNAUDITED)


ASSETS
CURRENT ASSETS                                                     $         -
                                                                   -----------

      TOTAL ASSETS                                                 $         -
                                                                   ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                 $     2,500
                                                                   -----------

         TOTAL LIABILITIES                                                   -
                                                                   -----------

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value, 50,000,000 shares
    authorized, 27,000,000 shares issued and outstanding                27,000
  Preferred stock, $.001 par value, 20,000,000 shares
    authorized, 0 shares issued and outstanding                              -

  Additional paid-in capital                                             5,931

  Deficit accumulated during the development stage                     (35,431)
                                                                   -----------
    Total stockholders' equity                                          (2,500)
                                                                   -----------

      LIABILITIES AND STOCKHOLDERS' EQUITY                         $         -
                                                                   ===========

                             PEGASUS AIR GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                                     Cumulative
                                                 Six-Months             Since
                                                   Ended          December 19, 2003
                                                June 30, 2004        (inception)
                                                -------------     -----------------
REVENUE                                          $         -      $           -

OPERATING EXPENSES
  Salaries                                             4,800              4,968
  Accounting fees                                          -              2,500
  Rent                                                   900                963
  Professional and consulting fees                         -             27,000
                                                 ------------       ------------

  TOTAL OPERATING EXPENSES                             5,700             35,431
                                                 ------------       ------------

LOSS FROM OPERATIONS                                  (5,700)           (35,431)
                                                 ------------       ------------

NET LOSS                                         $    (5,700)           (35,431)
                                                 ============       ============

EARNINGS PER COMMON SHARE
  Basic                                          $     NIL
                                                 ============

  Fully diluted                                  $     NIL
                                                 ============

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING
  Basic                                            27,000,000
                                                 ============

  Fully diluted                                    27,000,000
                                                 ============


                             PEGASUS AIR GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                     Cumulative
                                                 Six-Months             Since
                                                   Ended          December 19, 2003
                                                June 30, 2004        (inception)
                                                -------------     -----------------

CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                                       $   (5,700)         $ (35,431)
  Adjustments to reconcile net loss to cash
    provided by (used) in operating activities:
    Common stock issued for services                      -             27,000
    Donated expense and services                      5,700              5,931
    Increase in accounts payable                          -              2,500
                                                 -----------        -----------
    Total adjustments                                 5,700             35,431
                                                 -----------        -----------

    Net cash provided by (used) in
      operating activities                                -                  -
                                                 -----------        -----------


  NET INCREASE IN CASH                                    -                  -

  CASH, BEGINNING OF PERIOD                               -                  -
                                                 -----------        -----------

  CASH, END OF PERIOD                            $        -          $       -
                                                 ===========        ===========



                                            PEGASUS AIR GROUP, INC.
                                        (A DEVELOPMENT STAGE COMPANY)
                                      STATEMENT OF STOCKHOLDERS' EQUITY
                             DECEMBER 19, 2003 (INCEPTION) TO JUNE 30, 2004


                                                                     DEFICIT
                                                                   ACCUMULATED
                                                                   DURING THE
                                         COMMON STOCK    PAID-IN   DEVELOPMENT
                                     SHARES     AMOUNT   CAPITAL      STAGE        TOTAL
                                   ----------  --------  -------  ------------  ----------
BALANCE, DECEMBER 19, 2003
 (INCEPTION)                               -   $      -  $      -  $          -  $       -

 Issuance of common stock
   to directors for services         700,000        700         -             -        700

  Issuance of common stock to
   entities and individuals
   for services                   26,300,000     26,300         -             -     26,300

  Donated expense and services             -          -       231             -        231

  Net loss during period                   -          -         -       (29,731)   (29,731)
                                -------------------------  --------  ------------  --------

BALANCE, DECEMBER 31, 2003        27,000,000    $27,000 $     231     $ (29,731)  $ (2,500)
   (AUDITED)                      ==========  ========= =========  =============  =========

  Donated expense and services             -          -     5,700             -      5,700

  Net loss during period                   -          -         -        (5,700)    (5,700)
                                -------------------------  --------  ------------  --------

BALANCE, JUNE 30, 2004            27,000,000    $27,000 $   5,700     $ (35,431)  $ (2,500)
   (UNAUDITED)                    ==========  ========= =========  =============  =========


                              PEGASUS AIR GROUP, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2004
                                   (UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations
--------------------

Pegasus Air Group, Inc., ("Pegasus") a Nevada corporation organized on December 19, 2003, is a development stage company, and as such has devoted most of its efforts since inception to developing its business plan, issuing common stock, raising capital, establishing its accounting systems and other administrative functions.

Pegasus' strategy is to be involved in the operation of aircraft charter and management, aircraft maintenance and servicing, and aircraft acquisitions and sales.

Interim  Unaudited  Financial  Statements
--------------------------------------

The interim financial statements are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods. The results of operations for the six-months ended June 30, 2004 are not necessarily indicative of the results for the entire fiscal year. These financial statements should be read in conjunction the with audited financial statements and notes thereto contained elsewhere in this registration statement.

Going Concern
-------------

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred losses from its inception on December 19, 2003 through June 30, 2004. The Company does not have an established source of revenue sufficient to cover its operating costs and, accordingly, there is substantial doubt about its ability to continue as a going concern.

In order to develop an established source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management has formulated a plan to raise additional funding though the sale of equity securities and continued contributions from the executive officers and members of the Board of Directors. Together these events should allow the Company to commence operations and meet its forecasted working capital and capital expenditures for the next 12 months of operations. However, Management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Revenue Recognition
-------------------

Pegasus records revenue on the accrual basis of accounting. The accrual basis of accounting provides for matching of revenues with expenses.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes
------------

Pegasus records its federal and state tax liability in accordance with Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes". The deferred taxes payable are recorded for temporary differences between the recognition of income and expenses for tax and financial reporting purposes, using current tax rates.

Deferred assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Since its inception, Pegasus has an accumulated loss of $35,431 for income tax purposes, which can be used to offset future taxable income through 2023. The potential tax benefit of this loss is estimated as follows:

          Future tax benefit              $5,315
          Valuation allowance             (5,315)

                                          -------
          Net tax benefit                 $    0
                                          =======

At June 30, 2004, no deferred tax assets or liabilities are recorded in the accompanying financial statements.

Earnings per Share
------------------

On March 3, 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128, "Earnings Per Share", which provides for the calculation of Basic and Diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of the entity.

Advertising Costs
-----------------

Pegasus expenses the production costs of advertising the first time the advertising takes place.

Fiscal Year
-----------

The Company elected December 31 as its fiscal year end.

Cash Equivalents
----------------

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

NOTE B - STOCK ISSUANCE
-----------------------

On December 20, 2003, 27,000,000 shares of Pegasus's $.001 par value voting common stock were issued to directors and several unrelated entities and individuals for professional and consulting services provided to Pegasus in conjunction with its formation. The stock was issued under the provisions of Rule 144 of the Securities Act of 1933, as amended.

NOTE C - RELATED PARTY TRANSACTIONS
-----------------------------------

Pegasus utilizes a portion of a shareholder's corporate office as its primary office. The value of the office space on a monthly basis is $150. The donated value of this service was recorded as contributed capital.

For the six-months ended June 30, 2004, Andrew Jones, Pegasus's President and Chief Executive Officer, performed services on behalf of Pegasus with a fair market value of $2,400 and Eric Boyer, Pegasus's Secretary and Treasurer, performed services on behalf of Pegasus with a fair value of $2,400. The donated value of these services was recorded as contributed capital.

NOTE D - GOING CONCERN
----------------------

Pegasus's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Pegasus has incurred losses from its inception on December 19, 2003 through December 31, 2003. The Company does not have an established source of revenues sufficient to cover its operating costs and, accordingly, there is substantial doubt about its ability to continue as a going concern.

In order to develop an established source of revenues, and achieve a profitable level of operations, Pegasus will need, among other things, additional capital resources. Management is currently seeking outside funding through various sources, including through debt and/or the sale of equity in Pegasus. However, there is no guarantee that management will be successful in procuring any outside funding, or if such funding does become available, that such funding will be on terms acceptable to us.

Until such funding is secured, Pegasus will need to rely on contributions from the executive officers and members of the Board of Directors to maintain compliance with its various state and federal filing requirements, including those with the Securities and Exchange Commission. Management, however, cannot provide any assurances that it will be successful in securing the necessary funding to properly execute the Company's business plan.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 78.751 of the Nevada Revised Statutes provides for the indemnification of our officers, directors, employees and agents under certain circumstances, for any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes, without limitation, attorney's fees and any expenses, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection wit the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in our best interests and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

     Article VI of our Articles of Incorporation provides that our directors and officers shall be protected from personal liability to the fullest extent permitted by law. Additionally, Article X of our Bylaws contains provisions for the indemnification of our directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons by and through the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

     Other expenses in connection for the issuance and distribution of the securities being registered in this registration statement are set in the following table:

ITEM                                              AMOUNT
----                                              ------

SEC Registration Fee                               $324
Transfer Agent Fees.                              2,500
State Securities Laws (Blue Sky) Fees*           10,000
Accounting Fees*                                  2,500
Legal Fees (not including Blue Sky fees)*         5,000
Printing and Engraving Costs*                       600
Miscellaneous*                                    1,500
                                               --------
     Total                                      $22,424

* Estimated expenses

     The cost of this registration statement is being assumed by our officers and directors. Pegasus will not be responsible for making any of these payments. The benefits to Pegasus will be recorded on the balance sheet as a donation of additional paid-in capital.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     On December 20, 2003, Pegasus issued 350,000 shares of common stock to each Andrew Jones and Eric Boyer, aggregating 700,000 shares of common stock, in consideration of their services as members of the Board of Directors. The Company valued these collective services at $700, or $0.001 a share. In connection with this issuance, the Company relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering. By virtue of Messrs. Jones's and Boyer's relationships with Pegasus, each had access to all relevant information relating to Pegasus and represented that they each had the required investment intent. In addition, the securities issued bore an appropriate restrictive legend.

     On December 20, 2003, Pegasus issued an aggregate of 26,300,000 shares of common stock to 29 individuals and consultants in consideration of their services of assisting with the creation, early development and preparation of this registration statement on behalf of Pegasus. Pegasus valued these collective services at $26,300, or $0.001 a share. In connection with this issuance, Pegasus relied upon the exemption from the registration requirements pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering. By virtue of their relationships with Pegasus, each had access to all relevant information relating to Pegasus and represented that they each had the required investment intent.
In addition, the securities issued bore an appropriate restrictive legend.


ITEM 27.  EXHIBITS.

     The following is a complete list of exhibits filed as part of this registration statement, which are incorporated herein.

Exhibit
Number    Description
-------   -----------

3.1*      Articles of Incorporation
3.2*      Certificate of Incorporation
3.3*      Certificate of Acceptance of Appointment by Resident Agent
3.4*      By-Laws
4.1*      Specimen copy of stock certificate for common stock, $0.001 par value
4.2*      Specimen copy of $0.50 Stock Purchase Warrant Certificate
4.3*      Specimen copy of $1.00 Stock Purchase Warrant Certificate
5.1       Opinion and Consent of Matthew McCarley, Esq.
23.1      Consent of Baumann, Raymondo & Company, PA, dated November 9, 2004.
23.2      Consent of Matthew McCarley, Esq. (included in Exhibit 5.1 herein)
-----------------
* Incorporated by reference to registration statement on Form SB-2 (No. 333-118862) filed September 8, 2001.

ITEM 28.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes as follows:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities
Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

2. The undersigned Registrant will, for purposes of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. The undersigned Registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 24, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction of the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 10th day of November, 2004.

                              Pegasus Air Group, Inc.



                              By: /s/ Andrew Jones
                              -------------------------------------
                              Andrew Jones
                              President and Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


      Signature                     Title                     Date
      ---------                     -----                     ----

/s/ Andrew Jones              President, Chief
----------------------        Executive Officer and      November 10, 2004
Andrew Jones                  Director

/s/ Eric Boyer                Secretary, Treasurer and
----------------------        Director                   November 10, 2004
Eric Boyer